Wells Fargo Bank Iowa,                        Second Amended and Restated Credit
National Association                          Agreement
============================================= ==================================

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") dated as of March 28, 2002 (the "Effective Date") is between Wells Fargo Bank Iowa, National Association (the "Bank") and Patient Infosystems, Inc. (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into an Amended and Restated Credit Agreement, dated as of March 28, 2001 (the "Existing Credit Agreement') pursuant to which the Bank made available to the Borrower a $2,500,000 revolving line of credit.

The Borrower has asked the Bank to renew its existing $2,500,000.00 revolving line of credit, which the Borrower uses for general business purposes. Borrowings under the line are currently evidenced by a $2,500,000.00 promissory note dated March 28, 2001 (the "2001Note").

The Bank is agreeable to meeting the Borrower's request, provided that the Borrower agrees to the terms and conditions of this Agreement. The Revolving Note (defined in Section 1.3 below), this Agreement, and all "Security
Documents" described in Exhibit A may collectively be referred to as the "Documents."

In consideration of the promises contained in this Agreement, the Borrower and the Bank agree as follows:

1.   LINE OF CREDIT

1.1 Line of Credit Amount. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit (the "Line") to the Borrower. Outstanding amounts under the Line will not, at any one time, exceed TWO MILLION FIVE HUNDRED THOUSAND DOLLARS and 00/100 Dollars ($2,500,000.00).

1.2 Line Availability Period. The "Line Availability Period" will mean the period of time from the date on which all conditions precedent described in this Agreement have been metthrough and including March 31, 2003 (the "Line Expiration Date").

1.3 Advances. The Borrower's obligation to repay advances made under the Line will be evidenced by a single promissory note (the "Revolving Note") dated as of the Effective Date and in form and content acceptable to the Bank. Reference is made to the Revolving Note for interest rate and repayment terms. The Revolving Note will replace, but not be deemed to satisfy, the 2001 Note. As of March 26, 2002, the unpaid principal balance of the 2001
     Note is $2,500,000.00 and accrued but unpaid interest is $11,096.31. Reference is made to the Revolving Note for interest rate and repayment terms.

2.   EXPENSES

2.1 Origination Fee. The Borrower shall pay to the Bank an origination fee of $2,500.00, which shall be paid at closing, and which shall be deemed to be earned upon payment by the Borrower.

2.2 Commitment Fee. During the Line Availability Period the Borrower shall pay the Bank a commitment fee of 0.25% per annum on the average daily unused amount of the Line. This fee shall be calculated on the basis of actual days elapsed in a 360 day year and paid quarterly in arrears beginning June 30, 2002.

2.3 Documentation Expense. The Borrower agrees to reimburse the Bank for its reasonable expenses relating to the preparation of the Documents and any possible future amendments to the Documents, which reimbursement may include, but shall not be limited to, reimbursement of reasonable attorneys' fees, including the allocated costs of the Bank's in-house counsel. Despite such reimbursement the Borrower acknowledges that the Bank's counsel is engaged solely to represent the Bank and does not represent the Borrower.

2.3 Collection Expenses. In the event the Borrower fails to pay the Bank any amounts due under this Agreement or under the Documents, the Borrower will pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank.

3.   DISBURSEMENTS AND PAYMENTS

3.1 Requests for Advances. Any Line advance permitted under this Agreement must be requested by telephone or in a writing delivered to the Bank (or transmitted via facsimile) by any person reasonably believed by the Bank to be an authorized officer of the Borrower. The Bank will not consider any such request if there is an event which is, or with notice or the lapse of time would be, an event of default under this Agreement. Proceeds will be deposited into the Borrower's account at the Bank or disbursed in such other manner as the parties agree.

3.2 Interest Rate Option Based on LIBOR. In addition to interest rates based on the Base Rate Option defined in the Revolving Note, the Borrower may elect to fix a rate of interest for an agreed upon period of time and principal amount agreeable to the Bank and Borrower based upon the margin stated in the Revolving Note and at an interest rate derived from the current LIBOR rate available to the Bank on national or international money markets for a similar time period and dollar amount.

     In order to elect the LIBOR Rate Option, as defined in the Revolving Note, the Borrower must request a quote from the Bank two days prior to funding. This request must designate an amount (the "LIBOR Rate Portion") and a period (the "LIBOR Interest Period"). The LIBOR Rate Portion must be at least $100,000 and the LIBOR Interest Period will be for 30, 60 or 90 days or such other period to which the parties may agree. The Bank shall not be obligated to provide a LIBOR rate quote if it determines that no deposits with an amount and maturity equal to those for which a quotation has been requested are available to it in the London interbank market. The Borrower must orally accept a quote when received or it will be deemed rejected. If accepted, the LIBOR Rate Option will remain in effect for the LIBOR Interest Period specified in the quote. At the end of each LIBOR Interest Period the principal amount subject to the LIBOR Rate Option shall bear interest at the Base Rate Option (as defined in the Revolving Note).

3.3 Payments. All principal, interest and fees due under the Documents shall be paid in immediately available funds as contracted in this Agreement and no later than the payment due date set forth in the statement mailed to the Borrower by the Bank. Should a payment come due on a day other than a day on which the Bank is open for substantially all of its business (a "Banking Day", except as otherwise provided), then the payment shall be made no later than the next Banking Day. For amounts bearing interest at the LIBOR Rate (if any) a Banking Day is a day on which the Bank is open for substantially all of its business and on which dealings in U.S. dollar deposits are carried on in the London interbank market.

4.   SECURITY

All amounts due under this Agreement and the Documents will be secured as provided in Exhibit A. The Security Documents listed in Schedule 1 of Exhibit A were delivered to the Bank prior to the Effective Date and the Bank shall continue to rely on the Security Documents as security for the amounts due under this Agreement and the Documents. The Security Documents listed in Schedule 2 of Exhibit A shall be delivered to the Bank pursuant to Section 5, below, and the Bank shall also rely on such Security Documents as security for the amounts due under this Agreement and the Documents. The Borrower also hereby grants the Bank a security interest (independent of the Bank's right of set-off) in its deposit accounts at the Bank and in any other debt obligations of the Bank to the Borrower.

5.   CONDITIONS PRECEDENT

Notwithstanding the execution of this Agreement, or the delivery of all Documents in furtherance thereof, this Agreement and the Revolving Note shall only become effective upon the timely satisfaction of the following conditions precedent: (a) The Borrower shall have delivered to the Bank the documents described in Schedule 2 of Exhibit A, properly executed and in form and content acceptable to the Bank and such documents shall have been filed of record and recorded as necessary or appropriate with such verification of filing and priority as may be required by the Bank.

(b) The Borrower shall have paid to the Bank unpaid interest accrued on the 2001 Note through March 26, 2002, in the amount of $11,096.31.

(c) The Borrower shall have reimbursed the Bank for all expenses and fees, including, without limitation, attorney's fees, incurred by the Bank in connection with the negotiation and preparation of the Documents.

Upon this Agreement and the Revolving Note becoming effective, (i) the Existing Credit Agreement and the 2001 Note shall be deemed to have been replaced by this Agreement and the Revolving Note, respectively, (ii) the Arbitration Agreement, dated December 23, 1999, between the Borrower and the Bank shall be deemed to be terminated, and (iii) the letter agreement, dated March 28, 2001, between the Bank and the Personal Guarantor (defined below), a copy of which is attached, shall be deemed to be terminated.

6.   REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this Agreement, the Borrower, to the best of its knowledge and upon due inquiry, makes the representations and warranties contained in Exhibit B. Each request for an advance under this Agreement constitutes a reaffirmation of these representations and warranties.

7.   COVENANTS

Until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:

7.1  Financial Information

(a) Annual Financial Statements. Provide the Bank within 120 days of the Borrower's fiscal year end, the Borrower's annual audited financial statements.

(b) Notices. Provide the Bank prompt written notice of (1) any event which has or might after the passage of time or the giving of notice, or both, constitute an event of default under the Documents, or (2) any event that would cause the representations and warranties contained in this Agreement to be untrue.

(c) Additional Information. Provide the Bank with such other information as it may reasonably request, and permit the Bank to visit and inspect its properties and examine its books and records.

7.2  Other Covenants

(a) Nature of Business. Refrain from engaging in any line of business materially different from that presently engaged in by the Borrower.

(b) Books and Records. Maintain adequate books and records consistent with sound business practices.

(c) Compliance with Laws. Comply in all material respects with all laws applicable to its business and the ownership of its property.

(d) Preservation of Rights. Maintain and preserve all rights, privileges, charters and franchises it now has, excluding sale of assets in the ordinary course of business and the loss of a management contract with independent physicians.

These covenants were negotiated by the Bank and Borrower based on information provided to the Bank by the Borrower. A breach of a covenant is an indication that the risk of the transaction has increased. As consideration for any waiver or modification of these covenants, the Bank may require: additional collateral, guaranties or other credit support; higher fees or interest rates; and possible modifications to the Documents and the monitoring of the Agreement. The waiver or modification of any covenant that has been violated by the Borrower will be made in the sole discretion of the Bank. These options do not limit the Bank's right to exercise its rights under Section 8 of this Agreement.

8.   EVENTS OF DEFAULT AND REMEDIES

8.1  Default

Upon the occurrence of any one or more of the following events of default, or at any time afterward unless the default has been cured, the Bank may declare the Line to be terminated and in its discretion accelerate and declare the unpaid principal, accrued interest and all other amounts payable under the Revolving Note to be immediately due and payable:

(a) Default by the Borrower in the payment when due of any principal or interest due under the Revolving Note and continuance for twenty (20) days.

(b) Default by the Borrower in the observance or performance of any covenant or agreement contained in this Agreement, and continuance for more than twenty
     (20) days.

(c) Default by the Borrower in the observance or performance of any covenant or agreement contained in the Documents, or any of them, excluding this Agreement, after giving effect to any applicable grace period.

(d) Default by the Borrower in an amount exceeding $100,000.00 in any agreement with the Bank or any other lender that relates to indebtedness or contingent liabilities which would allow the maturity of such indebtedness to be accelerated.

(e) Any representation or warranty made by the Borrower to the Bank in this Agreement, or in any financial statement or report submitted to the Bank by or on behalf of the Borrower or by or on behalf of the Personal Guarantor (defined below) before or after the Effective Date is untrue or misleading in any material respect.

(f) Any litigation or governmental proceeding against the Borrower seeking an amount that would have a material adverse effect on the Borrower or the Borrower's operations and which is not insured or subject to indemnity by a solvent third party either 1) results in a judgment equal to or in excess of that amount against the Borrower or 2) remains unresolved on the 270th day following its filing.

(g) A garnishment, levy or writ of attachment, or any local, state, or federal notice of tax lien or levy is served upon the Bank for the attachment of property of the Borrower in the Bank's possession or indebtedness owed to the Borrower by the Bank.

(h) John Pappajohn, or any other person who personally guaranties indebtedness of the Borrower, (the "Personal Guarantor") dies or becomes insolvent or is the subject of a voluntary or involuntary petition under the United States Bankruptcy Code, or the Personal Guarantor is in default with respect to any liabilities or indebtedness owed to the Bank which would permit the Bank to accelerate his indebtedness.

(i) The issuer of any one of the Standby L/Cs described in Exhibit A is placed into receivership by the FDIC or advises the Bank that it intends to repudiate its obligations to the Bank under the Standby L/C issued by it.

8.2  Immediate Default

(a) On the Line Expiration Date, the Line shall immediately terminate and the unpaid principal, accrued interest and all other amounts under the Revolving Note and the Documents will become immediately due and payable without notice or demand.

(b) If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's properties, or if a petition is filed by or against the Borrower under the United States Bankruptcy Code, then the Line shall immediately terminate and the unpaid principal, accrued interest and all other amounts payable under the Revolving Note and the Documents will become immediately due and payable without notice or demand.

9.   LIMITATION AND INDEMNIFICATION OF LIABILITY.

The Bank shall not be liable or responsible to the Borrower, the Personal Guarantor, or any third party, in connection with its conduct or performance under this Agreement, or any of the Documents, except for acts of gross negligence or willful misconduct, and the Borrower shall indemnify the Bank and hold the Bank harmless against all claims, actions, suits, proceedings, costs, expenses, losses, damages and liabilities of any kind, including tort, penalties and interest, whether made by the Borrower, the Personal Guarantor or any third party, in connection with any act of the Bank, directly or indirectly, in connection with this Agreement, or the Documents, except for acts of gross negligence or willful misconduct of the Bank.

     These   provisions  and  conditions   shall  survive  the  payment  of  all
obligations to the Bank.

10.  WAIVER OF CLAIMS

The Borrower does hereby release and forever discharge the Bank, Wells Fargo & Company and their officers, directors, attorneys, agents, employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, liquidated or unliquidated, fixed, contingent, direct or indirect without limit, including any action in law or equity, which the Borrower now has or may ever have had against them, if the circumstances giving rise to such causes of action, suits, claims and demands arose prior to the date of this Agreement.

     This Section 10 shall survive the payment of all obligations to the Bank.

11.  MISCELLANEOUS

(a) 360 Day Year. All interest and fees due under this Agreement will be calculated on the basis of actual days elapsed in a 360 day year.

(b) GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all calculations for compliance with financial covenants will be made using generally accepted accounting principles consistently applied ("GAAP").

(c) No Waiver; Cumulative Remedies. No failure or delay by the Bank in exercising any rights under this Agreement shall be deemed a waiver of those rights. The remedies provided for in the Agreement are cumulative and not exclusive of any remedies provided by law.

(d) Amendments or Modifications. Any amendment or modification of this Agreement must be in writing and signed by the Bank and Borrower. Any waiver of any provision in this Agreement must be in writing and signed by the Bank.

(e) Binding Effect: Assignment. This Agreement and the Documents are binding on the successors and assigns of the Borrower and Bank. The Borrower may not assign its rights under this Agreement and the Documents without the Bank's prior written consent. The Bank may sell participations in or assign this Agreement and the Documents and exchange financial information about the Borrower with actual or potential participants or assignees.

(f) Iowa Law. This Agreement and the Documents will be governed by the substantive laws of the State of Iowa. Any action to enforce the provisions of this Agreement and the Documents or arising from the actions of any party in connection therewith, shall be brought in the United States
     District Court for the Southern District of Iowa or in the Iowa District Court in Polk County, Iowa, except such action as may be necessary by the Bank to protect, preserve and realize its security interest in collateral located in another jurisdiction.

(g) Severability of Provisions. If any part of this Agreement or the Documents are unenforceable, the rest of this Agreement or the Documents may still be enforced.

(h) Integration. This Agreement and the Documents describe the entire understanding and agreement of the parties and supersedes all prior agreements between the Bank and the Borrower relating to each credit facility subject to this Agreement, whether verbal or in writing.

(i) The Borrower acknowledges receipt of a copy of the Agreement and all related documents referenced therein and executed by the Borrower in connection with the Agreement and the indebtedness of the Borrower to the Bank under the Agreement.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERNS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER. BY SIGNING BELOW THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED COPIES OF THIS AGREEMENT AND ALL OTHER DOCUMENTS.

Address for notices to Bank:             Address for notices to Borrower:

Wells Fargo Bank Iowa,                      Patient Infosystems, Inc.
   National Association                     46 Prince Street
666 Walnut Street, P.O. Box 837             Rochester, NY  14607
Des Moines, Iowa 50304-0837
Attention: Randall R. Stromley,             Attention: Kent Tapper
Vice President

                                            With a copy to:

                                            John Pappajohn
                                              c/o Equity Dynamics
                                            2116 Financial Center
                                            666 Walnut Street
                                            Des Moines, Iowa 50309



Wells Fargo Bank Iowa,
   National Association                      Patient infosystems, inc.



By:   /s/Randal R. Stromley                  By: /s/Kent A. Tapper
      -----------------------------------       -------------------------------
      Randall R. Stromley, Vice President   Its: Vice President

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                                    EXHIBIT A


SCHEDULE 1 TO EXHIBIT A - EXISTING SECURITY DOCUMENTS


Security Documents

Standby Letters of Credit. The following standby letters of credit (each standby letter of credit a "Standby L/C") naming the Bank as beneficiary thereunder and bearing an expiry date of April 30, 2002: 1) Issued by West Des Moines State Bank for John Pappajohn in the amount of $750,000.00; 2) Issued by Manufactureres and Traders Trust Company for Derace L. Schaffer in the amount of $1,250,000.00. Each Standby L/C supports the obligations of the Borrower under the Revolving Note.



Personal Guaranty of John Pappajohn. The unconditional personal Guaranty of John Pappajohn. Pursuant to the Guaranty, the Guarantor guarantees a maximum of $580,000.

Personal Line of Credit Reserve Agreement of John Pappajohn. An agreement with John Pappajohn whereby he agrees that his personal line of credit with the Bank will be reserved in the amount of $500,000.00 for purposes of making an advance to cover his obligations to the Bank under his personal Guaranty referenced above.

Security Agreement of Borrower. The Security Agreement signed by the Borrower dated December 23, 1999, granting the Bank a first lien security interest in the Borrower's accounts, inventory, equipment and general intangibles described in that Agreement, together with one or more UCC-1 Financing Statements sufficient to perfect the security interest granted to the Bank in each jurisdiction where such property is located and the jurisdiction in which the Borrower is organized.

SCHEDULE 2 TO EXHIBIT A - CONDITIONS PRECEDENT TO INITIAL ADVANCE.

Note

The Revolving Note


Security Documents

Security Agreement of Borrower. A Security Agreement granting the Bank a first lien security interest in the Borrower's accounts, inventory, equipment and general intangibles described in that Agreement, together with one or more UCC-1 Financing Statements sufficient to perfect the security interest granted to the Bank in each jurisdiction where such property is located and the jurisdiction in which the Borrower is organized.

Standby Letters of Credit. Standby letters of credit (each standby letter of credit a "Standby L/C") issued by banking institutions and in a form acceptable to the Bank upon the application of each of the following individuals as account party in the following amount, naming the Bank as beneficiary thereunder: 1) John Pappajohn, $750,000.00; 2) Derace L. Schaffer, $1,250,000.00. Each Standby L/C will support the obligations of the Borrower under the Revolving Note.

Each Standby L/C shall bear an expiry date of April 30, 2003, and shall permit the Bank to draw upon it in an amount equal to the amount of the Standby L/C following a default by the Borrower under the Revolving Note or at any time on or after March 31, 2003.

Personal Guaranty of John Pappajohn. The unconditional personal Guaranty of John Pappajohn. Pursuant to the Guaranty, the Guarantor guarantees a maximum of $580,000.

Consent and Ratification of John Pappajohn. The Bank shall have received the Consent and Ratification of John Pappajohn under which he (i) consents to this Agreement, (ii) ratifies the $580,000 Personal Guaranty of John Pappajohn, (iii) confirms that $580,000 Personal Guaranty of John Pappajohn is in addition to a Standby L/C provided by him and not in lieu thereof, (iv) agrees that the Bank may reduce his personal line of credit with the Bank that is evidenced by a promissory note dated June 26, 2001 in the principal amount of $500,000 for purposes of supporting such guaranty, (v) permits the Bank, in the event that it makes demand under such guaranty, to make an advance under his personal line of credit for purposes of satisfying his obligations under such guaranty.

The Bank must have received a letter, in the form attached as Exhibit "C", from all of the Facility Guarantors (as that term is defined in such letter).

Authorization

Corporate Certificate of Authority. A certificate of the Borrower's corporate secretary as to the incumbency and signatures of the officers of the Borrower signing the Documents and containing a copy of resolutions of the Borrower's board of directors authorizing execution of the Documents and performance in accordance with the terms of the Agreement.

Organization

Articles of Incorporation And By - Laws. A certified copy of the Borrower's Articles of Incorporation and By-Laws and any amendments, if applicable.

Certificate of Good Standing. A copy of the Borrower's Certificate of Good Standing, recently certified by the Delaware Secretary of State.



DC1425E1

                                    EXHIBIT B
                         REPRESENTATIONS AND WARRANTIES

Organizational Status. The Borrower is a corporation duly formed and in good standing under the laws of the State of Delaware.

Chief Executive Office. The Borrower's chief executive office is located at 46 Prince Street, Rochester, New York.

Authorization. This Agreement, and the execution and delivery of the Documents required hereunder, is within the Borrower's powers, has been duly authorized and does not conflict with any of its organizational documents or any other agreement by which the Borrower is bound, and has been signed by all persons authorized and required to do so under its organizational documents.

Litigation. There is no litigation or governmental proceeding pending or threatened against the Borrower which could have a material adverse effect on the Borrower's financial condition or business, except those disclosed in Exhibit D attached hereto.

Taxes. The Borrower has paid when due all federal, state and local taxes.

No Default. Except as otherwise disclosed to the Bank prior to the date hereof, there is no event which is, or with notice or the lapse of time would be, an event of default under this Agreement.

ERISA. The Borrower is in compliance in all material respects with ERISA and has received no notice to the contrary from the PBGC or other governmental entity.

Environmental Matters. (1) The Borrower is in compliance in all material respects with all health and environmental laws applicable to the Borrower and its operations and knows of no conditions or circumstances that could interfere with such compliance in the future; (2) the Borrower has obtained all environmental permits and approvals required by law for the operation of its business; and (3) the Borrower has not identified any "recognized environmental conditions", as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject the Borrower to enforcement action if brought to the attention of appropriate governmental authorities.


DC1425E1

                                    EXHIBIT C

March 28, 2002

To:  John Pappajohn and Derace Schaffer (the "Facility Guarantors")

Re: Patient Infosystems, Inc., a Delaware corporation (the "Company") Revolving Credit Facility

Gentlemen:

Wells Fargo Iowa, National Association (the "Bank") has extended a $2,500,000.00 revolving credit facility (the "Revolving Facility") to Patient Infosystems, Inc., a Delaware corporation (the "Company") subject to the conditions set forth in the Second Restated and Amended Credit Agreement between the Bank and the Company, dated March 28, 2002.

At the Company's request, the Facility Guarantors have agreed to provide in favor of the Bank various guaranty agreements, letters of credit and other documents (collectively the "Credit Support Arrangements"), in the following amounts for each respective Facility Guarantor, to secure the performance by the Company of its obligation to the Bank under the Revolving Facility:

         Revolving Facility
         John Pappajohn Personal Guaranty      $   580,000
         John Pappajohn Letter of Credit       $   750,000
         Derace Schaffer Letter of Credit      $ 1,250,000
The Facility Guarantors hereby consent to the Second Amended and Restated Credit Agreement and the Revolving Facility.

If the Bank proceeds against the Credit Support Arrangements and receives payment in full of the Revolving Facility, the Bank immediately shall assign all of its rights and remedies under the Revolving Facility and related documents, including the Bank's collateral documents to the Facility Guarantors. Any such assignment shall be made by the Bank without recourse and without any representations or warranties of any kind, except that the Bank owns the Revolving Facility and related collateral documents and has the right to assign the same.

The liability of the Facility Guarantors under the Credit Support Arrangements shall not be reduced or impaired by any of the following acts or events (which the Bank is expressly authorized to do, omit or suffer from time to time, without notice to or the consent of or approval of the Facility Guarantors): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for the Revolving Facility; (b) any one or more extensions or renewals of the Revolving Facility (whether or not for a period longer than the original period) or any modification of the interest rate, maturity or other contractual terms applicable to all or part of the Revolving Facility; (c) any waiver or indulgence granted to the Company, any delay or lack of diligence in the enforcement of the Revolving Facility, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect the Revolving Facility; (d) any full or partial release of, settlement with, or agreement not to sue, the Company or any other Facility Guarantor or other person liable with respect to the Revolving Facility; (e) any discharge of any evidence of the Revolving Facility or the acceptance of any instrument renewing or refinancing the Revolving Facility; (f) any failure to obtain collateral security (including rights of setoff) for the Revolving Facility, or to assure its proper or sufficient creation, perfection, or priority, or to protect, insure, or enforce any collateral security; or any modification, substitution, discharge, impairment, or loss of such collateral security; (g) any foreclosure or enforcement of any collateral security by the Bank or any other creditor of the Company with a security interest in the collateral security; (h) any assignment or transfer of the Revolving Facility; (i) any order of application of any payments or credits upon the Revolving Facility from the Company, a Facility Guarantor or any other person; and (j) any election by the Bank under Sec 1111(b)(2) of the United States Bankruptcy Code.

The respective agreements of the Bank and the Facility Guarantors stated herein shall be binding on their respective successors and assigns.

This letter agreement may be executed in one or more identical counterparts, which, when executed by all parties, shall constitute one and the same document.

This letter agreement and the Credit Support Arrangements shall be construed in accordance with the laws of Iowa applicable to contracts performed entirely within the State. Any action to enforce the provisions of this letter agreement or the Credit Support Arrangements or arising from the actions of any party in connection therewith, shall be brought in the United States District Court for the Southern District of Iowa or in the Iowa District Court in Polk County, Iowa, except such action as may be necessary by the Bank to protect, preserve and realize its security interest in collateral located in another jurisdiction.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

Please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the undersigned the enclosed duplicate original of this letter agreement.

Very truly yours,

WELLS FARGO BANK IOWA, N.ATIONAL ASSOCIATION


By: /s/ Randal R. Stromley
    --------------------------------------
    Randall R. Stromley, Vice President

THE FACILITY GUARANTORS:

                                                        , 2002
--------------------------          --------------------
John Pappajohn

                                                        , 2002
--------------------------          --------------------
Derace Schaffer